UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 300 Westlake Village, California		91362
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

MidCap Credit Facility

On August 6, 2019 (the “Closing Date”), MannKind Corporation (“MannKind”) entered into a Credit and Security Agreement (the “MidCap Credit Facility”), by and among MannKind, MannKind LLC, MannKind’s wholly owned subsidiary (“MannKind LLC”, and together with MannKind, collectively, the “Company”), the lenders party thereto from time to time and MidCap Financial Trust (“MidCap”), as agent.

The MidCap Credit Facility provides a secured term loan facility in an aggregate principal amount of up to $75.0 million. The Company borrowed the first advance of $40.0 million (“Tranche 1”) on August 6, 2019. Under the terms of the MidCap Credit Facility, the second advance of $10.0 million (“Tranche 2”) will be available to the Company until April 15, 2020, subject to the Company’s satisfaction of certain conditions described in the MidCap Credit Facility, including the Company achieving Afrezza Net Revenue (as defined in the MidCap Credit Facility) of at least $30.0 million on a trailing twelve month basis. Under the terms of the MidCap Credit Facility, the third advance of $25.0 million (“Tranche 3”) will be available to the Company until June 30, 2021, subject to the satisfaction of certain milestone conditions associated with Treprostinil Technosphere.

Tranche 1 and, if borrowed, Tranche 2 and Tranche 3, each accrue interest at an annual rate equal to LIBOR plus 6.75%, subject to a LIBOR floor of 2.00%. Interest on each term loan advance is due and payable monthly in arrears. Principal on each term loan advance under Tranche 1 and Tranche 2 is payable in 36 equal monthly installments beginning September 1, 2021, until paid in full on August 1, 2024, and principal on each term loan advance under Tranche 3 is payable beginning on the later of (i) September 1, 2021, and (ii) the first day of the first full calendar month immediately following such term loan advance, in an amount equal to the outstanding term loan advance in respect of Tranche 3 divided by the number of full calendar months remaining before August 1, 2024. The Company has the option to prepay the term loans, in whole or in part, subject to early termination fees in an amount equal to 3.00% of principal prepaid if prepayment occurs on or prior to the first anniversary of the Closing Date, 2.00% of principal prepaid if prepayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, and 1.00% of principal prepaid if prepayment occurs after the second anniversary of the Closing Date and prior to or on the third anniversary of the Closing Date. In connection with execution of the MidCap Credit Facility, the Company paid MidCap a $375,000 origination fee.

Upon termination of the MidCap Credit Facility, the Company is required to pay an exit fee equal to 6.00% of the principal amount of all term loans advanced to the Company under the MidCap Credit Facility.

The Company’s obligations under the MidCap Credit Facility are secured by a security interest on substantially all of its assets, including intellectual property. Additionally, the Company’s future subsidiaries, if any, may be required to become co-borrowers or guarantors under the credit facility.

The MidCap Credit Facility contains customary affirmative covenants and customary negative covenants limiting the Company’s ability and the ability of the Company’s subsidiaries to, among other things, dispose of assets, undergo a change in control, merge or consolidate, make acquisitions, incur debt, incur liens, pay dividends, repurchase stock and make investments, in each case subject to certain exceptions. The Company must also comply with a financial covenant relating to trailing twelve month minimum Afrezza Net Revenue requirements (as defined in the MidCap Credit Facility), tested on a monthly basis, and a minimum cash covenant of $15.0 million at all times prior to the funding of Tranche 2, and $20.0 million at all times following the funding of Tranche 2 or Tranche 3.

The MidCap Credit Facility also contains customary events of default relating to, among other things, payment defaults, breaches of covenants, a material adverse change, listing of the Company’s common stock, bankruptcy and insolvency, cross defaults with certain material indebtedness and certain material contracts, judgments, and inaccuracies of representations and warranties. Upon an event of default, the agent and the lenders may declare all or a portion of the Company’s outstanding obligations to be immediately due and payable and exercise other rights and remedies provided for under the MidCap Credit Facility. During the existence of an event of default, interest on the term loans could be increased by 2.00%.

The Company also agreed to issue warrants to purchase shares of MannKind’s common stock (the “MidCap Warrants”) upon the drawdown of each term loan advance under the MidCap Credit Facility in an aggregate amount equal to 3.25% of the amount drawn, divided by the exercise price per share for that tranche. The exercise price per share is equal to the volume-weighted average closing price of MannKind’s common stock for the ten business days immediately preceding the second business day before the issue date. As a result of Tranche 1, the Company issued warrants to purchase an aggregate of 1,171,614 shares of the Company’s common stock, at an exercise price equal to $1.11 per share (the “Tranche 1 Warrants”). The MidCap Warrants are immediately exercisable and expire on the earlier to occur of the seventh anniversary of the respective issue date or, in certain circumstances, the closing of a merger, sale or other consolidation transactions in which the consideration is cash, stock of a publicly traded acquirer, or a combination thereof.

The foregoing descriptions of the MidCap Credit Facility and MidCap Warrants do not purport to be complete and are qualified in their entirety by reference to the MidCap Credit Facility and MidCap Warrants, copies of which are attached as Exhibits 99.1 and 4.1, respectively, to this report.

Exchange of 2021 Convertible Notes for 2024 Convertible Notes and the Indenture for the 2024 Convertible Notes

On August 6, 2019, MannKind entered into a privately-negotiated exchange agreement (the “2021 Note Exchange Agreement”) with Bruce & Co., Inc., for itself and on behalf of the beneficial owners of the holders of MannKind’s outstanding 5.75% Convertible Senior Subordinated Exchange Notes due 2021 (the “Existing 2021 Notes”), pursuant to which MannKind agreed to, among other things, (i) repay $1,470,147 in cash to such holders ($1,500,000 less the amount of interest accruing under the Existing 2021 Notes between August 6, 2019 and August 15, 2019), (ii) issue 4,017,857 shares of MannKind’s common stock to such holders (at a conversion price of $1.12 per share) (the “2021 Exchange Shares”), (iii) issue new 5.75% Convertible Senior Subordinated Exchange Notes due 2024 (the “2024 Convertible Notes”) to such holders pursuant to the provisions of an indenture (the “Indenture”) in an aggregate principal amount of $5,000,000 and (iv) issue two non-interest bearing promissory notes to such holders, each in the amount of $2,630,750, one of which will mature on June 30, 2020 (the “June 2020 Note”) and the other of which will mature on December 31, 2020 (the “December 2020 Note”, and together with the June 2020 Note, the “2020 Notes”), in exchange for the cancellation of the $18.7 million in principal amount of the Existing 2021 Notes. The 2020 Notes may be prepaid at any time on or prior to their respective maturity dates at the option of MannKind. In addition, MannKind may elect to pay the 2020 Notes at any time on or prior to their respective maturity dates, if certain conditions are met, in shares of MannKind’s common stock at a price per share equal to the last reported sale price on the trading day immediately prior to the payment date. The exchange pursuant to the 2021 Note Exchange Agreement was effected on August 6, 2019.

The 2024 Convertible Notes were issued pursuant to an indenture, dated as of August 6, 2019, between MannKind and U.S. Bank National Association, as trustee. The 2024 Convertible Notes are MannKind’s general, unsecured obligations, and are subordinated in right of payment to the indebtedness incurred pursuant to the MidCap Credit Facility. The 2024 Convertible Notes rank equally in right of payment with MannKind’s other unsecured senior debt. The 2024 Convertible Notes accrue interest at the rate of 5.75% per year on the principal amount, payable semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2020, with interest accruing from August 6, 2019. Interest on the 2024 Convertible Notes will be payable in cash or, at the option of MannKind if certain conditions are met, in shares of MannKind’s common stock at a price per share equal to the last reported sale price on the trading day immediately prior to the interest payment date. The 2024 Convertible Notes will mature on the earlier of (i) November 4, 2024 or (ii) the 91st day after the payment in full of, and termination and discharge of all obligations (other than contingent indemnity obligations) under the MidCap Credit Facility.

The 2024 Convertible Notes will be convertible, at the option of the holder, at any time on or prior to the close of business on the business day immediately preceding the stated maturity date, into shares of MannKind’s common stock at a conversion rate of 333.3333 shares per $1,000 principal amount of 2024 Convertible Notes, which is equal to a conversion price of approximately $3.00 per share. The conversion rate will be subject to adjustment under certain circumstances described in the Indenture.

The Indenture includes customary events of default, including:

(1)	the Company fails to pay when due the principal of or premium, if any, on any of the 2024 Convertible Notes at maturity, upon repurchase, acceleration or otherwise;

(2)	the Company fails to pay an installment of interest on any of the 2024 Convertible Notes for 30 days after the date when due;

(3)

the Company fails to deliver when due all shares of the Company’s common stock, together with cash instead of fractional shares, and/or other property, if applicable, deliverable upon conversion of the 2024 Convertible Notes, which failure continues for 10 days;

(4)

the Company fails to perform or observe any other term, covenant or agreement contained in the 2024 Convertible Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company;

(5)

(i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $25,000,000 or (ii) there is an acceleration of any indebtedness for borrowed money in an amount in excess of $25,000,000 because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company;

(6)	the Company fails to provide a fundamental change company notice; and

(7)	certain events of bankruptcy, insolvency or reorganization of the Company.

If certain bankruptcy and insolvency-related events of default occur, the principal of, and accrued and unpaid interest on, all of the then outstanding 2024 Convertible Notes shall automatically become due and payable. If an event of default other than certain bankruptcy and insolvency-related events of defaults occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding 2024 Convertible Notes, by written notice to the Trustee, may declare the 2024 Convertible Notes due and payable at their principal amount plus any accrued and unpaid interest, and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders by the appropriate judicial proceedings. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 180 days after such event of default, consist exclusively of the right to receive additional interest on the 2024 Convertible Notes.

If MannKind undergoes certain fundamental changes, except in certain circumstances, each holder of 2024 Convertible Notes will have the option to require MannKind to repurchase all or any portion of that holder’s 2024 Convertible Notes. The fundamental change repurchase price will be 100% of the principal amount of the 2024 Convertible Notes to be repurchased plus accrued and unpaid interest, if any.

MannKind may elect at its option to cause all or any portion of the 2024 Convertible Notes to be mandatorily converted in whole or in part at any time prior to the close of business on the business day immediately preceding the maturity date, if the last reported sale price of its common stock equals or exceeds 120% of the conversion price then in effect for at least 10 trading days in any 20 trading day period, ending within five business days prior to the date of the mandatory conversion notice.

The foregoing descriptions of the 2021 Note Exchange Agreement, 2024 Convertible Notes, Indenture, June 2020 Note and December 2020 Note do not purport to be complete and are qualified in their entirety by reference to the 2021 Note Exchange Agreement, 2024 Convertible Notes, Indenture, June 2020 Note and December 2020 Note, copies of which are attached as Exhibits 99.2, 4.2, 4.3, 4.4 and 4.5, respectively, to this report.

Exchange of Mann Group Note

On August 5, 2019, MannKind entered into a privately-negotiated exchange agreement (the “Mann Group Exchange Agreement”) with The Mann Group LLC (the “Mann Group”), pursuant to which MannKind agreed to, among other things, (i) repay $3,000,000 in cash to the Mann Group, (ii) issue 7,142,857 shares of MannKind’s common stock to the Mann Group (at a conversion price of $1.12 per share) (the “Mann Group Exchange Shares”), (iii) issue a new convertible promissory note (the “Mann Group Convertible Note”) to the Mann Group in an aggregate principal amount of $35,000,000 and (iv) issue a new non-convertible promissory note (the “Mann Group Non-Convertible Note”) to the Mann Group in an aggregate principal amount of $35,050,750, in exchange for the cancellation of the $70.1 million in principal amount and accrued interest on the amended and restated promissory note dated March 11, 2018 held by the Mann Group.

The Mann Group Convertible Note and Mann Group Non-Convertible Note will each accrue interest at the rate of 7.00% per year on the principal amount, payable quarterly in arrears on the first day of each calendar quarter beginning October 1, 2019.

The Mann Group Convertible Note will mature on November 3, 2024. The principal and any accrued and unpaid interest under the Mann Group Convertible Note may be converted, at the option of the Mann Group, at any time on or prior to the close of business on the business day immediately preceding the stated maturity date, into shares of MannKind’s common stock at a conversion rate of 400 shares per $1,000 of principal and/or accrued and unpaid interest, which is equal to a conversion price of $2.50 per share. The conversion rate will be subject to adjustment under certain circumstances described in the Mann Group Convertible Note. Interest on the Mann Group Convertible Note will be payable in kind by adding the amount thereof to the principal amount; provided that with respect to interest accruing from and after January 1, 2021, MannKind may, at its option, elect to pay any such interest on any interest payment date, if certain conditions are met, in shares of MannKind’s common stock at a price per shall equal to the last reported sale price on the trading day immediately prior to the payment date.

The Mann Group Non-Convertible Note will mature on the earlier of (i) November 3, 2024 or (ii) the 90th day after the repayment in full, and termination and discharge of all obligations (other than contingent indemnity obligations) under the MidCap Credit Facility. Interest on the Mann Group Non-Convertible Note will be payable in kind by adding the amount thereof to the principal amount; provided that MannKind may, at its option, elect to pay any such interest on any interest payment date, if certain conditions are met, in shares of MannKind’s common stock at a price per shall equal to the last reported sale price on the trading day immediately prior to the interest payment date.

The foregoing descriptions of the Mann Group Exchange Agreement, Mann Group Convertible Note and Mann Group Non-Convertible Note do not purport to be complete and are qualified in their entirety by reference to the Mann Group Exchange Agreement, Mann Group Convertible Note and Mann Group Non-Convertible Note, copies of which are attached as Exhibits 99.3, 4.6 and 4.7, respectively, to this report.

Exchange of Deerfield Notes

On August 6, 2019, the Company entered into an Exchange Agreement (the “Deerfield Exchange Agreement”) with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (collectively, “Deerfield”) pursuant to which the Company agreed to, among other things, (i) repay $2,000,000 of the aggregate principal amount under the 9.75% Senior Convertible Notes due 2019 held by Deerfield (the “Deerfield Tranche 1 Notes”) and pay all accrued and unpaid interest on the Deerfield Tranche 1 Notes then-outstanding, (ii) issue an aggregate of 2,678,571 shares of MannKind’s common stock (the “Deerfield Exchange Shares”) to Deerfield in exchange for $3,000,000 aggregate principal amount of Deerfield Tranche 1 Notes and (iii) cancel the Deerfield Tranche 1 Notes. The principal amount being repaid and exchanged under the Deerfield Tranche 1 Notes represents the final outstanding principal amount that would otherwise have become due and payable on August 31, 2019.

The foregoing description of the Deerfield Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Deerfield Exchange Agreement, a copy of which is attached as Exhibit 99.4 to this report.

Amphastar Amendment

On August 2, 2019, MannKind entered into a Fifth Amendment to Supply Agreement (the “Fifth Amendment”) with Amphastar Pharmaceuticals, Inc. pursuant to which the parties agreed to, among other things, extend the term of the supply agreement an additional two years (to December 31, 2026) and restructure the annual purchase commitments as follows:

	As of June 30, 2019	As amended August 2, 2019
2019	€2.3 million	€—
2020	€15.9 million	€6.6 million
2021	€15.9 million	€6.6 million
2022	€19.8 million	€8.5 million
2023	€19.8 million	€10.9 million
2024	€8.6 million	€14.6 million
2025	€—	€15.5 million
2026	€—	€19.4 million

In connection with Fifth Amendment, MannKind is obligated to pay amendment fees of $1.5 million by September 15, 2019 and $1.25 million by December 15, 2019.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, a copy of which is attached as Exhibit 99.5 to this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. MannKind offered the Tranche 1 Warrants, the 2024 Convertible Notes, the 2021 Exchange Shares, the 2020 Notes, the Mann Group Exchange Shares, the Mann Group Convertible Note and the Deerfield Exchange Shares in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, and expects to rely on such exemptions for (i) any issuance of shares of its common stock upon exercise of the Tranche 1 Warrants, (ii) any issuance of shares of its common stock upon conversion of the 2024 Convertible Notes, the 2020 Notes and the Mann Group Convertible Note and (iii) any issuance of shares of its common stock as payments for interest on the 2024 Convertible Notes, the Mann Group Convertible Note and the Mann Group Non-Convertible Note.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant to Purchase Stock.

4.2	Form of 5.75% Convertible Senior Subordinated Exchange Notes Due 2024 (included in Exhibit 4.3 as Exhibit A thereto).

4.3	Indenture, dated as of August 6, 2019, by and between MannKind Corporation and U.S. Bank National Association.

4.4	Promissory Note due June 30, 2020 made by MannKind Corporation in favor of Bruce & Co., Inc., dated August 6, 2019.

4.5	Promissory Note due December 31, 2020 made by MannKind Corporation in favor of Bruce & Co., Inc., dated August 6, 2019.

4.6	Convertible Promissory Note made by MannKind Corporation in favor of The Mann Group LLC, dated August 6, 2019.

4.7	Promissory Note made by MannKind Corporation in favor of The Mann Group LLC, dated August 6, 2019.

99.1†	Credit and Security Agreement, dated August 6, 2019, by and among MannKind Corporation, MannKind LLC, the lenders party thereto from time to time and MidCap Financial Trust, as agent.

99.2	Exchange Agreement, dated August 6, 2019, by and between MannKind Corporation and Bruce & Co., Inc.

99.3	Exchange Agreement, dated August 5, 2019, by and between MannKind Corporation and The Mann Group LLC.

99.4	Exchange Agreement, dated August 6, 2019, by and among MannKind Corporation, MannKind LLC, Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P.

99.5†	Fifth Amendment to Supply Agreement, dated August 2, 3019, by and between MannKind Corporation and Amphastar Pharmaceuticals, Inc.

†	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to confidential treatment.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the financial capacity available under the MidCap Credit Facility, the subsequent tranches and milestones under the MidCap Credit Facility, the anticipated net proceeds to us from the MidCap Credit Facility and our anticipated use of the net proceeds from the MidCap Credit Facility. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that the anticipated financial capacity under the new senior debt facility may not be available when expected, or at all, risks associated with the process of developing, marketing and commercializing our products, the Company’s ability to achieve and sustain sufficient market acceptance, and the capabilities of our product and service solutions to keep pace with rapidly changing technology and customer requirements. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Dated: August 7, 2019	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary